UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2019

STERLING BANCORP, INC.

(Exact name of registrant as specified in its charter)

Michigan	001-38290	38-3163775
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Towne Square, Suite 1900

Southfield, Michigan 48076

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 355-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SBT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01	Regulation FD Disclosure.

On December 9, 2019, Sterling Bank and Trust, FSB, Southfield, Michigan (the “Bank”), a wholly-owned subsidiary of Sterling Bancorp, Inc. (the “Company”) voluntarily and temporarily suspended its Advantage Loan program in connection with an ongoing internal review of the program’s documentation procedures. Management believes it is prudent to temporarily halt the program as it continues to audit documentation on past loans and puts in place additional systems and controls to ensure the Bank’s policies and procedures are followed on loans originated under the program. It is the Company’s intention to resume the Advantage Loan program as soon as management is confident its stated policies and procedures are being followed. However, it is presently difficult to estimate how long this suspension might last.

The Advantage Loan program is a material component of the Bank’s total loan originations. While it is difficult to quantify the financial impact of the program’s temporary suspension, management anticipates a reduced level of near-term loan originations, slower overall loan portfolio growth, and less loan sales. However, management does not anticipate any credit related issues from previous loans made under the program due to the substantial amount of equity required for each borrower and the resulting strong collateral package for each loan. In order to mitigate the operational and financial impact of the Advantage Loan program’s temporary suspension, the Company will continue to work on initiatives to diversify its overall loan production. Such initiatives include expanding the Bank’s commercial lending efforts, including multifamily, tenant-in-common, construction, and commercial and industrial loans. In addition, management will continue to review new residential loan products that meet the needs of its customers in its served markets.

It is too early to assess the level of success that the Company will have in replacing the lost loan production volume from the Advantage Loan program’s temporary suspension. If the Company is unable to replace the lost production in a timely matter, or if a decision is made to alter the program, the Company’s results of operations could be materially and adversely affected.

The information in this Item 7.01 is being furnished, shall not be deemed "filed" for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Bancorp, Inc.

By:	/s/ Steve Huber
Steve Huber
Chief Financial Officer

Date: December 9, 2019